UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Eastman Kodak Company (the “Company”) was held on May 22, 2018 at 9:00 a.m. ET at The Benjamin, 125 East 50th Street, New York, NY.  The Company filed its definitive Proxy Statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 9, 2018.  As of March 28, 2018, the record date for the Annual Meeting, there were 42,642,450 shares of common stock and 2,000,000 shares of 5.50% Series A convertible preferred stock (“Series A Preferred Stock”) issued and outstanding.  Holders of shares of common stock and Series A Preferred Stock vote together as a single class, with holders of common stock having one vote per share and holders of Series A Preferred Stock having 5.7471 votes per share (representing the number of shares of common stock into which each share of Series A Preferred Stock was convertible as of the record date).  Accordingly, a total of 54,136,650 votes were entitled to be cast at the Annual Meeting.  Holders of shares representing an aggregate of 39,703,841 votes were present or represented at the Annual Meeting, constituting a quorum for the transaction of business.

At the Annual Meeting, the shareholders of the Company, upon the recommendation of the Company’s Board of Directors, approved the First Amendment (the “First Amendment”) to the Company’s 2013 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of common stock available for grant to participants pursuant to awards under the Plan from 4,792,480 shares to 5,792,480 shares and extend the term of the Plan to May 22, 2028.

Attached hereto as Exhibit 99.1 is the First Amendment. A brief description of the First Amendment and the Plan are included as part of the Company's Proxy Statement for the Annual Meeting. The descriptions of the First Amendment and the Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the First Amendment and the Plan.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.

Shareholders re-elected each of the Company’s nominees for director to serve a term of one year to expire at the 2019 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard Todd Bradley	31,657,541	79,676	30,139	7,936,485
Mark S. Burgess	31,654,396	79,473	33,487	7,936,485
Jeffrey J. Clarke	31,622,956	110,156	34,244	7,936,485
James V. Continenza	31,528,756	201,075	37,525	7,936,485
Matthew A. Doheny	31,642,358	87,899	37,099	7,936,485
Jeffrey D. Engelberg	31,652,041	80,166	35,149	7,936,485
George Karfunkel	31,596,120	135,733	35,503	7,936,485
Jason New	28,841,035	2,889,895	36,426	7,936,485
William G. Parrett	31,534,149	196,124	37,083	7,936,485

2.	Shareholders approved, through an advisory vote, the compensation of the Company’s Named Executive Officers (as set forth in the definitive Proxy Statement), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,510,745	201,350	55,261	7,936,485

3.	Shareholders approved the First Amendment to the 2013 Omnibus Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,090,328	589,254	87,774	7,936,485
4.

Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve a one-year term beginning on the date of the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions
39,040,012	484,136	179,693

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

(99.1)  First Amendment to the Eastman Kodak Company 2013 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: May 24, 2018	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
General Counsel, Secretary and Senior Vice President

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